EXHIBIT 4.1

AMENDED AND RESTATED
2007 STOCK OPTION AND STOCK BONUS PLAN
OF
EAGLE BROADBAND, INC.

SECTION 1
PURPOSE; DEFINITIONS

1.1

The purpose of the Plan is to retain, attract, motivate and compensate selected key employees, consultants and directors of the Company and its Affiliates and to provide them with an opportunity to benefit from ownership of and/or increases in the value of the stock of the Company.

1.2

For purposes of the Plan, the following terms are defined as set forth below:

A.

“Affiliate” means a corporation or other entity controlled by the Company.

B.

“Award” means a Stock Option or a Stock Bonus.

C.

“Board” means the Board of Directors of the Company.

D.

“Cause” has the meaning set forth in Subsection 5.4.E.

E.

“Committee” means the Committee referred to in Section 2.

F.

“Company” means Eagle Broadband, Inc., a Texas corporation.

G.

“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on any established stock exchange; or if not listed on any such exchange, then on any national securities market system or if not quoted in any national securities market system, the mean between the bid and ask prices for the Stock.  If there is no regular public trading market for the Stock, the Fair Market Value of the Stock shall be determined by the Board in good faith.

H.

"Incentive Stock Option" means an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended.

I.

"Nonqualified Deferred Compensation Rules" means the limitations or requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

J.

“Plan” means the Amended and Restated 2007 Eagle Broadband, Inc. Stock Option and Stock Bonus Plan, as set forth herein and as hereinafter amended from time to time.

K.

“Retirement” means retirement from active employment under a retirement plan of the Company or any Affiliate thereof; or termination of employment at or after age sixty-five (65) under circumstances which the Board, in its sole discretion, deems equivalent to retirement.

L.

“Stock” means the Common Stock $0.001 par value of the Company.

M.

“Stock Option” means an option to purchase Stock granted under Section 5 of the Plan, and “Stock Bonus” means an award of shares of Stock granted under Section 5 of the Plan.

N.

“Termination of Employment” means the termination of the participant’s employment  with the Company or any Affiliate thereof.  A participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the participant does not immediately thereafter become an employee of the Company or another Affiliate of the Company.

SECTION 2
ADMINISTRATION

2.1

The Plan shall be administered by the Board or such Committee thereof as may be appointed thereby.

2.2

The Board shall have the power and authority to grant Awards pursuant to the terms of the Plan to key employees, consultants, vendors and directors of the Company and its Affiliates.

2.3

Among other things, the Board shall have the authority, subject to the terms of the Plan:

A.

To select the eligible personnel to whom Awards may from time to time be granted and to determine when any Award will be granted.

B.

To determine the number of shares of Stock to be covered by each Award granted hereunder.

C.

To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price for a Stock Option and the consideration (if any) payable with respect to a Stock Bonus), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Board shall determine.

D.

To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time.

E.

To determine whether a Stock Option or Stock Bonus may be exercised with the payment of shares of Stock pursuant to Subsection 5.4.C.ii.

2.4

The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and to otherwise supervise the administration of the Plan.

2.5

The Board may delegate administration of the Plan to a Committee, in which event, the Committee shall have all of the power and authority of the Board; subject, however, to such conditions (not inconsistent with the terms of the Plan) as may be imposed by the Board from time to time, and subject to the Board’s right to disband the Committee and revoke its authority.  The Committee may act only by a majority of its members then in office, except that the members of the Committee may authorize any one (1) or more members or any officer of the Company to execute and deliver Awards or other documents on behalf of the Committee.

2.6

Any determination made by the Board with respect to any Award shall be made in the sole discretion of the Board at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter.  All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3
STOCK SUBJECT TO THE PLAN

3.1

Subject to adjustment as provided herein, the total number of shares of Stock of the Company available for issuance under the Plan shall be 4,500,000 shares.  Shares subject to an Award under the Plan may be authorized and unissued shares or treasury shares.

3.2

If any Stock Option or Stock Bonus (or portion thereof) expires or terminates without being exercised, the shares subject to such Award shall again be available for issuance in connection with future Awards under the Plan.

3.3

In the event of an Acquisition of the Company (as defined in Section 6.2), merger, reorganization, consolidation, recapitalization, reincorporation, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan; in the number, kind and option price of shares subject to outstanding Stock Options; in the number, kind and consideration (if any) payable for shares subject to outstanding Stock Bonuses; and/or make such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate and equitable in its sole discretion, including the conversion and/or cancellation (with substitute consideration) of any Stock Option or Stock Bonus and the substitution of cash and/or other consideration in exchange for the cancellation or conversion of any outstanding Stock Option or Stock Bonus (notwithstanding the exercise or the exercisability thereof) by paying the optionee or grantee, in cash and/or other consideration, an amount equal to the excess of the Fair Market Value of the Stock subject of the option or grant over the option price or grant price (if any); provided that in the event of the substitution of cash and/or other consideration in exchange for the cancellation of any outstanding Stock Option or Stock Bonus of an employee that is not exercisable as of the date of an Acquisition of the Company pursuant to Section 6.1, such cash and/or other consideration shall be payable only upon the date and subject to the conditions provided in Section 6.1.  The number of shares subject to any Award shall always be a whole number.

SECTION 4
ELIGIBILITY

Employees, directors, consultants and vendors of the Company or its Affiliates who, in the judgment of the Board, are responsible for or contribute to the management, growth and profitability of the Company and its Affiliates are eligible to be granted Awards under the Plan.

SECTION 5
STOCK OPTIONS AND STOCK BONUSES

5.1

Any Stock Option and any Stock Bonus granted under the Plan shall be in such form as the Board may from time to time determine.

5.2

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ.  The grant of a Stock Option shall occur on the date the Board, by resolution, selects an individual to be a participant in the grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option and specifies the terms and provisions of the Stock Option.  The Company shall deliver a written option agreement to the participant setting forth the terms and conditions of the grant and such other terms as the Board may direct; and such agreement shall become effective upon acceptance by the participant.

5.3

Stock Bonuses shall be evidenced by grant agreements, the terms and provisions of which may differ.  The grant of a Stock Bonus shall occur on the date the Board, by resolution, selects an individual to be a participant in the grant of a Stock Bonus, determines the number of shares of Stock to be subject to such Stock Bonus and specifies the terms and provisions of the Stock Bonus.  The Company shall deliver a written grant agreement to the participant setting forth the terms and conditions of the grant and such other terms as the Board may direct; and such agreement shall become effective upon acceptance by the participant.

5.4

Unless otherwise specifically provided in the respective option or grant agreements, as determined by the Board, Stock Options and Stock Bonuses granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Board shall determine:

A.

Option Price.  The option price per share of Stock to be purchased under a Stock Option shall be determined by the Board and set forth in the option agreement; provided, however, that the option price per share shall be not less than the per share Fair Market Value of the Stock on the date of the grant of the Stock Option.

B.

Award Term.  The term of each Stock Option or Stock Bonus shall be fixed at no more than Five (5) years after the date the Stock Option or Stock Bonus is granted.

C.

Exercise.

i.

Subject to the provisions of this Section 5, Stock Options or Stock Bonuses may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option or Stock Bonus to be purchased or received (upon such form, if any, as the Board may determine).

ii.

The option price of the Stock to be purchased upon exercise of any Stock Option, and the consideration (if any) to be paid upon exercise of any Stock Bonus, shall be paid in full, in cash (by certified or bank check or such other instrument as the Company may accept); or, if and to the extent set forth in the option or grant agreement, as determined by the Board, and to the extent permitted by law, may be paid by one (1) or more of the following: (a) in the form of unrestricted Stock already owned by the optionee or grantee, based in any such instance on the Fair Market Value of the Stock on the date the Stock Option or Stock Bonus is exercised; or (b) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option or Stock Bonus that number of shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or (c) by a combination thereof, in each case in the manner provided in the option or grant agreement.

iii.

No shares of Stock shall be issued until full payment (if any) therefor has been made.  An optionee or grantee shall not have any rights of a stockholder with respect to the Stock subject of a Stock Option or Stock Bonus unless and until the optionee or grantee has given written notice of exercise, has paid in full for such shares, has given any representation required under Section 9.1, and the shares subject of the Stock Option or Stock Bonus have been issued by the Company.

D.

Non-Transferability of Stock Options/Stock Bonuses.  No Stock Option or Stock Bonus shall be transferable by the optionee or grantee other than by will or by the laws of descent and distribution.  All Stock Options or Stock Bonuses shall be exercisable only by the optionee or grantee or by the legal guardian or legal representative of the optionee or grantee (subject to the terms of the Plan); it being understood that the term “optionee” or “grantee” includes the legal guardian and legal representative of the optionee or grantee named in the option or grant agreement and any person to whom an option or grant is transferred by will or the laws of descent and distribution.

E.

Termination of Employment.

i.

Unless otherwise determined by the Board, if an optionee or grantee incurs a Termination of Employment for any reason prior to the date his or her outstanding Stock Option or Stock Bonus becomes fully exercisable, such unexercisable portion of the Stock Option or Stock Bonus shall thereupon terminate.

ii.

If after a Stock Option or Stock Bonus becomes exercisable, in whole or in part, an optionee or grantee incurs a Termination of Employment other than due to death, disability or retirement, such exercisable portion of the Stock Option or Stock Bonus may be exercised for the lesser of one (1) month from the date of such Termination of Employment or the balance of the term of such Stock Option or Stock Bonus, so long as such Termination of Employment is voluntary and due to an adverse change in the terms or position of employment of such optionee or grantee, or involuntary and without Cause; provided, however, that if the optionee or grantee dies within such one (1) month period, any unexercised Stock Option or Stock Bonus held by such optionee or grantee shall, notwithstanding the expiration of such one (1) month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) month from the date of death or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter.

iii.

If such Termination of Employment is involuntary and for Cause, or voluntary and not due to an adverse change in the terms or position of employment of such optionee or grantee, such Stock Option or Stock Bonus shall terminate immediately.  Unless otherwise determined by the Board, for purposes of the Plan, “Cause” shall mean (i) the conviction of the optionee or grantee for committing a felony under federal law or the law of the state in which such action occurred; (ii) dishonesty in the course of fulfilling the optionee’s or grantee’s employment duties; or (iii) willful and deliberate failure on the part of the optionee or grantee to perform his employment or other duties in any material respect.

F.

Termination by Reason of Death or Disability.  If an optionee’s or grantee’s employment terminates by reason of death or permanent and total disability, any Stock Option or Stock Bonus held by such optionee or grantee may thereafter be exercised, to the extent it was exercisable at the date of death or disability, or on such accelerated basis as the Board may determine, for a period of twelve (12) months (or such other period as the Board may specify in the option or grant agreement) from the date of death or disability or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter.

G.

Termination by Reason of Retirement.  If an optionee’s or grantee’s employment terminates by reason of retirement, any Stock Option or Stock Bonus held by such optionee or grantee may thereafter be exercised by the optionee or grantee, to the extent it was exercisable at the time of such retirement, or on such accelerated basis as the Board may determine, for a period of twelve (12) months (or such shorter period as the Board may specify in the option or grant agreement) from the date of such termination of employment or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter; provided, however, that if the optionee or grantee dies within such twelve (12) month period (or such shorter period), any unexercised Stock Option or Stock Bonus held by such optionee or grantee shall, notwithstanding the expiration of such twelve (12) month period (or such shorter period), continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three (3) months from the date of death or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter.

H.

Termination of Board Membership.  Unless otherwise determined by the Board, if an optionee or grantee who is a director of the Company (other than an employee of the Company or an Affiliate) shall, for any reason, cease being a member of the Board prior to the date his or her outstanding Stock Option or Stock Bonus becomes fully exercisable, such unexercisable portion of the Stock Option or Stock Bonus shall thereupon terminate. If after a Stock Option or Stock Bonus granted to an optionee or grantee director becomes exercisable, in whole or in part, such optionee or grantee ceases to be a member of the Board (other than due to death), such exercisable portion of the Stock Option or Stock Bonus may be exercised for the lesser of one (1) month from the date of termination of Board membership or the balance of the term of such Stock Option or Stock Bonus; provided, however, that if the optionee or grantee dies within such one (1) month period, any unexercised Stock Option or Stock Bonus held by such optionee or grantee shall, notwithstanding the expiration of such one (1) month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) month from the date of death or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter. If an optionee or grantee director ceases to be a member of such Board by reason of death, any Stock Option or Stock Bonus held by such optionee or grantee may thereafter be exercised, to the extent it was exercisable at the date of death, or on such accelerated basis as the Board may determine, for a period of three (3) months (or such other period as the Board may specify in the option or grant agreement) from the date of death or until the expiration of the term of such Stock Option or Stock Bonus, whichever period is the shorter.

5.5

Additional Limitations on Incentive Stock Options.  Incentive Stock Options may only be granted to employees of the Company and its Affiliates.  Upon termination of employment, Incentive Stock Options may only be exercised within three (3) months of the termination of employment; provided, however, if termination results from death or disability, the period of exercise may be extended to twelve (12) months.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all “incentive stock option” plans of the Company and its parent and subsidiary corporations) exceeds $100,000, the Incentive Stock Options covering shares of Stock in excess of $100,000 (but not Incentive Stock Options covering Stock up to $100,000) shall be treated as nonqualified stock options as determined by the Committee.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

SECTION 6
ACQUISITION OF THE COMPANY

6.1

Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, and subject to Section 3.3, in the event of the acquisition of the Company (“Acquisition of the Company”), then unless otherwise determined by the Board, the exercisability of any Stock Option or Stock Bonus which is outstanding as of the date such acquisition is consummated shall be accelerated so that any such Stock Option or Stock Bonus is fully exercisable during the twelve (12) month period following the date such acquisition is consummated; provided that if the optionee or grantee is then an employee of the Company or an Affiliate, such exercisability shall be so accelerated only if such optionee or grantee remains in the continuous employ of the Company or its successor or an Affiliate for a period of twelve (12) months after the date such acquisition is consummated (or if such optionee’s or grantee’s employment is terminated within such twelve (12) month period, such termination of employment was involuntary, without Cause or due to an adverse change in the terms or position of employment of such optionee or grantee).

6.2

Definition of Acquisition of the Company.  For acquisition of the Company, “Change in Control” means the occurrence of any of the following events:

(i)

A “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group within the meaning of the Nonqualified Deferred Compensation Rules, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of subparagraph (ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control:  (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (2) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Committee in its sole discretion.  This subparagraph (i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(ii)

A “change in the effective control of the Company” which shall occur on the date that either (3) any one person, or more than one person acting as a group within the meaning of the Nonqualified Deferred Compensation Rules, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, except for (a) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (b) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Committee in its sole discretion; or (4) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this subparagraph ii), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of subparagraph (i) above.  Subparagraph (ii)A applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(iii)

A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group within the meaning of the Nonqualified Deferred Compensation Rules, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Nonqualified Deferred Compensation Rules, shall not constitute a Change in Control.

For purposes of this Section 6.2, the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option.  In addition, for purposes of this Section 6.2 and except as otherwise provided in an Award agreement, “Company” includes (x) the Company, (y) the entity for whom a participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above.  This Section 6.2 shall be interpreted in accordance with the Nonqualified Deferred Compensation Rules.

SECTION 7
TERM, AMENDMENT AND TERMINATION

7.1

The Plan shall continue until terminated or discontinued by the Board.  Under the Plan, Stock Options or Stock Bonuses outstanding as of such date shall not be affected or impaired by the termination of the Plan.

7.2

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall impair the rights of an optionee or grantee under a Stock Option or Stock Bonus theretofore granted, without the optionee’s or grantee’s consent.

7.3

The Board may amend the terms of any Stock Option or Stock Bonus or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent. The Board may also substitute new Stock Options or Stock Bonuses for previously-granted Stock Options or Stock Bonuses, including previously-granted Stock Options having higher option prices and previously granted Stock Bonuses having higher consideration payable with respect thereto.

7.4

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 8
USE OF PROCEEDS

Proceeds from the sale of the Stock pursuant to the Plan shall constitute general funds of the Company.

SECTION 9
GENERAL PROVISIONS

9.1

The Board may require each person purchasing or receiving shares pursuant to a Stock Option or a Stock Bonus to represent to and agree with the Company in writing that such person is acquiring the shares for his or her own account, without a view to the distribution thereof; that such person has sufficient knowledge and experience in financial and business matters that he or she is capable of evaluating (alone or with a purchaser representative) the merits and risks of purchasing or receiving the Stock; and as to such other matters as the Board determines necessary or appropriate for purposes of compliance with applicable federal and state securities laws.  No Stock Option or Stock Bonus will be granted and no shares of Stock will be issued under the Plan except in compliance with applicable federal and state securities laws and regulations; and the Company may refuse to issue or defer the issuance of any shares of Stock in connection with the exercise of a Stock Option or Stock Bonus granted under the Plan unless and until it is satisfied (in its sole discretion) that any registration requirements with respect to the shares (and the options relating thereto) under the Securities Act and any applicable state securities laws have been met or that there exists an available exemption or exemptions from such registration requirements. For purposes of any states securities laws or statutes, no Stock Option or Stock Bonus shall be exercisable unless the shares of Stock subject thereto are at the time of exercise (a) exempt from registration under appropriate state securities laws; (b) the subject matter of an exempt transaction thereunder; or (c) registered thereunder.

9.2

All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws; and the Board may cause a legend or legends to be placed on such certificates to make appropriate reference to all such restrictions, including any restrictions on transfer.

9.3

Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

9.4

The adoption of the Plan shall not confer (a) upon any employee, any right to continued employment; or (b) upon any director, any right to continued membership on the Board; nor shall the Plan interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time, with or without cause, or to remove a director.

9.5

No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Board may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

9.6

Subject to Sections 3.3 and 6.1, in the event of a merger, consolidation or reorganization involving the Company in which the Company is not the surviving corporation, or a reverse merger in which the Company is the surviving corporation, but the shares of the Company’s outstanding Stock immediately preceding the merger, consolidation or reorganization are converted by virtue of the transaction into other property, then to the extent any outstanding Stock Options or Stock Bonuses are not exercised on or before the date of any such transaction, or the Company does not cancel and/or substitute other consideration for any outstanding Stock Options or Stock Bonuses as provided in Sections 3.3 and 6.1 (subject to the terms thereof), the surviving corporation shall, to the extent permitted by law, assume the obligations of the Company under any outstanding Stock Option or Stock Bonus or substitute new stock options or new stock bonuses of the surviving corporation or an affiliate thereof upon similar terms and of substantially equivalent value for those outstanding under the Plan, or such Stock Options or Stock Bonuses shall continue in full force and effect.

9.7

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

9.8

Neither the Plan nor any Award made thereunder shall create or be construed to create a trust or a fiduciary relationship between the Company or any Affiliate and an optionee.

9.9

The provisions of this Plan regarding Stock Options are intended to constitute a qualified stock option plan and the Stock Options granted hereunder are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

SECTION 10
EFFECTIVE DATE OF THE PLAN

The Plan shall be effective January 23, 2007 (the “Effective Date”).  No Stock Option or Stock Bonus shall be granted pursuant to the Plan ten years after the Effective Date.